UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021

SVB Financial Group

(Exact Name of Registrant as Specified In Its Charter)

Delaware	001-39154	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive

Santa Clara, California 95054-1191

(Address of principal executive offices) (Zip Code)

(408) 654-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SIVB	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/40th interest in a share of 5.250% Fixed Rate Non- Cumulative Perpetual Preferred Stock, Series A	SIVBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On March 22, 2021, in connection with the proposed offering described in Item 8.01 below, SVB Financial Group provided its outlook for the quarter ending March 31, 2021. Attached hereto as Exhibit 99.1 is a discussion of this outlook which is incorporated herein by reference.

The information in this Item 7.01 shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Securities Act of 1934, except as expressly stated by specific reference in such filing.

Item 8.01.	Other Events.

On March 22, 2021, SVB Financial Group announced a proposed offering of 2,000,000 shares of its common stock, par value $0.001 per share (the “offering”). A press release announcing the offering is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The prospectus supplement for the offering contains the following risk factor:

We have recently experienced, and continue to experience, very significant deposit growth. Deposit growth depends on a number of factors, many of which are outside of our control, and is inherently difficult to predict, however, if it continues at a similar or greater rate we may need to raise additional equity beyond this offering to support our capital ratios.

Beginning late in the first quarter of 2020 and continuing into the first quarter of 2021, we experienced significant deposit inflows. In 2020, our average deposits increased by 36.25% to $75.0 billion and our deposits ended the year at $102.0 billion up from $61.8 billion at the end of 2019, with $17.2 billion in deposit growth in the fourth quarter of 2020 alone. This general trend has continued into the first quarter of 2021. For example, we expect average deposits to be between $109.0 billion and $111.0 billion for the quarter. See “Summary—Financial Outlook for the Quarter Ending March 31, 2021.” In recent periods, deposit growth has been driven by our clients across all segments obtaining liquidity through liquidity events, such as IPOs, secondary offerings, SPAC fundraising, acquisitions and other fundraising activities—which have been at record high levels over the last 12 months. We are unable to predict whether these liquidity events will continue at all or at the rate they have been occurring over the last 12 months. In addition, our level of deposits depends on whether clients determine to keep proceeds from liquidity events and other funds in deposit products with us (as opposed to off-balance sheet products, such as third party money market funds). Although clients have historically retained a significant portion of their funds on our balance sheet, we are unable to predict whether they will continue to do so. We report on the level of period end deposits; however, these are numbers measured at a single point in time, and given this volatility, should be reviewed in the context of our average deposit numbers, which provide a sense of deposit levels across reporting periods.

The increase in on-balance sheet deposits also increases our assets and accordingly decreases our capital ratios for which assets (both total and risk-weighted) is the denominator. Although the net proceeds of this offering will be used to support those capital ratios, if there is further deposit growth we may need to raise additional capital, including potentially common equity.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Information regarding SVB Financial Group’s outlook for the quarter ending March 31, 2021

99.2	Press Release of SVB Financial Group dated, March 22, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SVB Financial Group (Registrant)

Date: March 22, 2021	By:	/s/ Daniel Beck
	Name:	Daniel Beck
	Title:	Chief Financial Officer